EXHIBIT 99.2

                                AMENDMENT TO THE
                            MUELLER INDUSTRIES, INC.
                        1991 INCENTIVE STOCK OPTION PLAN

     WHEREAS, the Board of Directors of Mueller Industries, Inc. (the "Company") has resolved to amend the Company's 1991 Incentive Stock Option Plan (the "Plan") to clarify that the anti-dilution adjustment language of Section 9 of the Plan includes the authority to make adjustments for extraordinary dividends declared on the Company's common stock, par value $0.01 per share, whether payable in the form of cash, stock or any other form of consideration;

     NOW, THEREFORE, the Plan is hereby amended as follows (this amendment is hereinafter referred to as the "Amendment"):

     1. The text of Section 9 of the Plan, entitled Adjustments Upon Changes in Capitalization, is hereby replaced in its entirety by the following:

          "Notwithstanding any other provisions of this Plan, in the event of
          (i) any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, merger, consolidation , split-up, combination or exchange of shares, reorganization, liquidation, or the like, or (ii) any extraordinary dividend declared by the Company on the Common Stock, whether payable in the form of cash, stock or any other form of consideration (including debentures), the aggregate number and class of shares of Common Stock available under the Plan and the number and class of shares subject to each outstanding Option and the Option prices shall be appropriately adjusted by the Board, whose determination shall be conclusive."

     2. Except as expressly amended by this Amendment, the remaining terms and provisions of the Plan shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this Amendment by its duly authorized representative as of the 1st day of September, 2004.

                                          MUELLER INDUSTRIES, INC.


                                          BY:  /s/ William H. Hensley
                                             ------------------------
                                          NAME:  William H. Hensley